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                             VOTING TRUST AGREEMENT


          This VOTING TRUST AGREEMENT (this "Agreement") is made this 25th day of March, 1999, by and among Ralph Mauro ("Trustee"), Bryan G. Barrish (Successor Trustee") and those persons whose names are set forth on EXHIBIT A, as amended from time to time, which by this reference is incorporated herein and made a part hereof (collectively, the "Shareholders" and each is a "Shareholder").

                                    RECITALS

          WHEREAS, the Shareholders are the owners of shares of common stock of SHC Corp., an Illinois corporation f/k/a VictorMaxx Technologies, Inc., an Illinois corporation (the "Company") in the amounts set forth opposite their respective names on EXHIBIT A (collectively, the "Shares");

          WHEREAS, the Shareholders desire the Shares to be held in trust for the benefit of the Shareholders, subject to the terms and conditions set forth herein;

          WHEREAS, Shareholders believe it to be in their best interest to deposit the Shares with Trustee and to give to Trustee as their agent and attorney-in-fact irrevocable powers as are set forth under the terms and conditions of this Agreement;

          NOW THEREFORE, in consideration of the recitals foregoing, the covenants herein contained, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree, as follows:

          1. ASSIGNMENT OF SHARES TO TRUSTEE. Shareholders hereby assign their respective Shares to Trustee and severally agree to retain the stock certificates evidencing the Shares with Trustee, with proper transfers in favor of the Trustee, and to receive in exchange voting trust certificates as set forth in Paragraph 4 ("Certificates"), and the Shares deposited shall be transferred upon the books of Company to the name of Trustee, who is fully authorized and empowered to cause the transfers to be made, and also to cause any further transfers of the Shares to be made which may become necessary through any change of the persons holding the office of the trustee, as provided herein. Shareholders agree to execute and deliver to Trustee stock powers or similar instruments necessary to transfer the Shares, duly executed and medallion guaranteed. During the term of this Agreement, Trustee shall possess the legal title to the Shares and be entitled to exercise all rights of every kind and nature, including the right to vote in person or by proxy, in any respect to the Shares. It is understood, however, that the holders of the Certificates to be issued by Trustee shall be entitled to receive payments of all dividends other than pro-rata distributions of additional voting shares of the Company by way of stock dividends or partial liquidations, if any, declared by the Company with respect to the Shares. It is further understood that any stock distributions shall be issued in the name of the Trustee as additional deposits and that the Trustee shall issue additional Certificates in regard to the same.


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          2. TRUSTEE PROVISIONS.

               (a) WAIVERS. To the extent that any such requirement may lawfully be waived, no trustee shall be required to give any bond as trustee; to qualify before, be appointed by or, in the absence of breach of trust, account to any court; to obtain the order of approval of any court in the exercise of any power of discretion;

               (b) COMPENSATION; EXPENSES. Trustee shall not be entitled to any compensation for its services as trustee, but the Shareholders shall reimburse it and hold it harmless for any expenses and disbursements reasonably incurred in connection with any litigation which may arise in respect to this Agreement or in respect to the Company, to which the Trustee is a necessary party. Trustee shall be entitled to be reimbursed for any reasonable expenses in connection with Trustee's duties hereunder, including, but not limited to, reasonable attorneys fees;

               (c) TRUSTEE RELIANCE. The Trustee may rely upon any notice, certificate, affidavit, letter, telegram or other paper or document believed by it to be genuine, or upon any evidence deemed by it to be sufficient, in making any payment or distribution. The Trustee shall not incur any liability for any payment of distribution made in good faith and without actual notice or knowledge of a changed condition or status affecting any Shareholder's interest in the trust; and

               (d) OPTION TO SELL SHARES. During the Term (as hereinafter defined) of this Agreement, the Trustee shall have the option, in Trustee's sole and absolute discretion, to sell any or all of the Shares (a "Sale"), provided that:

                    (i) any Sale of Shares shall be either (aa) at market value (as reflected in the trading price of the Shares on the OTC Bulletin Board) or (ii) to a third party in a transaction negotiated at arms length; and

                    (ii) any Sale of Shares shall be allocated prorata among all of the Shareholders.

               (e) RIGHT OF FIRST REFUSAL.

                    (i)  VOLUNTARY SALE OF SHARES BY SHAREHOLDER.

                         (aa) NOTICE. If, at any time, a Shareholder receives a
                              bona fide offer (an "Offer") to purchase any or all of his Shares, such Shareholder (the "Selling Shareholder") shall give written notice (the "Notice") to the Trustee of such Offer, which Notice shall contain all of the material terms and conditions of the Offer, including but not limited to, the number of


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                              Shares, the price per Share, and the payment
                              terms.

                         (bb) TRUSTEE'S RIGHT TO ACCEPT THE OFFER. The Trustee
                              shall have the right to purchase from such Selling Shareholder, on behalf of the other Shareholders all of the Shares which are the subject of the Offer by so notifying the Selling Shareholder in writing, within thirty (30) days after the giving of the Notice, of its intention to do so.

                         (cc) FUNDS FOR PURCHASE. In the event that Trustee has
                              elected to purchase shares pursuant to (bb) above, Trustee shall notify each of the non-selling Shareholders of such election as soon as is practicable. Each non-selling Shareholder shall have the right to purchase such Shares in an amount proportionate to the number of Shares held under this Agreement owned by such Shareholder, and any such Shares shall be held pursuant to this Agreement.

                         (dd) UNPURCHASED SHARES. If the Trustee elects not to
                              purchase the Shares offered pursuant to this
                              Section 3, the Selling Shareholder shall sell all such remaining Shares pursuant to the Offer. In the event that such sale is not consummated within sixty (60) day from the date of the Notice, the subject Shares shall again become subject to the terms of this Agreement as if the Offer had never been made.

                         (ee) ALLOCATIONS OF PURCHASE SHARES. Any Shares
                              purchased pursuant to this Section shall be allocated prorata among the then existing Shareholders in accordance with amounts contributed pursuant to (cc) above.

                    (ii) DEATH OF A SHAREHOLDER. Upon the death of any
                         Shareholder, any Shares held in ---------------------- the name of such deceased Shareholder shall continue to be held subject to the terms and conditions of this Agreement as if they remained in the ownership of the deceased Shareholder. The estate or a representative thereof, shall deliver written notice of the death of Shareholder within sixty (60) days of death and any persons to whom the Shares will be allocated will be issued voting trust Certificates and will take such Certificates and the Shares subject to the terms of this Agreement.


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               (f) Nothing contained herein shall deprive the Trustee of the privileges enjoyed by all Shareholders in regard to any Certificates issued to them, subject to any duties owed by Trustee as Trustee to Shareholder and Company.

          4. CERTIFICATE. Trustee hereby agrees with Shareholders that from time to time, upon request, Trustee will cause Certificates to be issued to Shareholders in respect to all Shares held herein, in an aggregate amount equal to the amount of all Shares held herein. The Certificates shall be in substantially the following form:

             SHC Corp.
             Voting Trust Certificate
             Certificate No. ______ Voting Trust Certificate ______ shares

          This certifies that ______ shares of the common stock of the above-named corporation are being held for the benefit of ______ with the trustee named, under a voting trust agreement, dated ______, between Ralph Mauro, as trustee, and certain shareholders of the corporation. This certificate and the interest represented is transferable only on the books of the trustee upon its presentation and surrender and in strict accordance with the terms of the Voting Trust Agreements. The holder of this certificate takes the same subject to all the terms and conditions of the above voting trust agreement between the trustee and the shareholders of the above named corporation, and becomes a party to the agreement and is entitled to its benefits.

          In witness, the trustee has caused this certificate to be signed this ___ day of ______, 1999.



                                                --------------------------
                                                Trustee


          5. DIVIDENDS. Except as otherwise provided, upon the declaration of any dividends by Company with respect to the Shares, Trustee shall cause all dividends to be distributed by Company pro rata among the Shareholders in proportion to the number of Shares represented by the Certificates issued to and held by each of them.

          6. TERM. This Agreement is effective as of May ___, 1999 and shall remain in force between the parties to and including the ______ day of May, 2004, at 12:00 p.m., CST (the "Term").

          7. EVENTS OF TERMINATION. This Agreement and all restrictions on the Shares transfers created hereby shall terminate on the occurrence of any of the following:
               a) A single Shareholder becoming the sole-owner of all of the Shares;


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               b) The execution of a written instrument which expressly
terminates this Agreement by all of the Shareholders; or

               c) the expiration of the Term.

          8. COMPANY LIQUIDATION. In the event of dissolution or liquidation of Company during the period of this Agreement, in such a manner as to entitle the holders of shares of any class of its stock to liquidating dividends, Trustee shall cause all liquidating dividends to be distributed by Company pro rata among Shareholders in proportion to the number of shares of those respective classes of stock upon which liquidating dividends are paid, represented by the Certificates issued to and held by each of them.

          9. COMPANY MERGER. In the event of a merger or consolidation involving Company, the termination date shall be accelerated to the effective date of the consolidation or merger unless the Trustee gives notice not later than thirty days after the merger or consolidation, to the holders of the Certificates of an election to continue this Agreement for its full term, substituting where appropriate the voting shares issued out of the consolidation or merger for the Shares deposited with Trustee.

          10. DISTRIBUTION. Upon the termination of this Agreement, certificates for the Shares deposited with Trustee shall be delivered by Trustee to the holders of the Certificates, in the proportion of their respective holdings, upon presentation and surrender to Trustee of the Certificates.

          11. SUCCESSOR TRUSTEE. Upon the death, disability or resignation of Trustee, the Successor Trustee shall become the Trustee hereunder and shall appoint a Second Successor Trustee. In the event of the death, disability or resignation of Successor Trustee, the Second Successor Trustee shall become the Trustee hereunder. In the event of the death, disability or resignation of the Second Successor Trustee, the vacancy so occurring shall be filled by a majority vote of the holders of Shares represented by the Certificates. Any and all successor trustees shall have all the powers, rights, discretions, obligations, and immunities given in this instrument to the original trustee. Successor trustees shall not be liable for the acts or omissions of predecessor trustee. Any trustee hereunder may resign at any time by giving thirty (30) days written notice, specifying the effective date of the resignation, to the Shareholders. Any successor trustee hereunder shall have all the title, powers and discretion of the trustee succeeded, without the necessity of any conveyance or transfer; the word "Trustee" includes any successor trustee or trustees.

          12. BUSINESS JUDGMENT. In voting on all matters which may come before any meeting of Shareholders, Trustee shall exercise its best judgment, but it is understood that Trustee incurs no responsibility by reason of any error of law or by any matter or thing done or omitted under this Agreement, except for its own individual willful misconduct or gross negligence.


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          13. ADDITIONAL DEPOSITS OR SHAREHOLDERS. From time to time after this
Agreement has taken effect, Trustee may receive deposits of any additional stock certificates representing fully-paid shares of the common or other voting stock of the Company, upon the terms and under the conditions of this Agreement, and in respect of all deposits received, Trustee shall issue and deliver Certificates similar to those mentioned above entitling the holders to all the rights specified above. Any new Shareholder should execute form attached hereto as EXHIBIT B as a condition to depositing his or her shares hereunder.

          14. ACCEPTANCE: Trustee, by signing this Agreement, accepts the trust created.

         15. SURVIVAL: The termination of this Agreement for any reason shall not affect any right or remedy existing hereunder prior to the effective date of a termination hereof.

          16. STOCK RESTRICTIONS: Neither Company, Trustee or any Shareholder shall assign, hypothecate, pledge, sell or transfer any Stock or Certificate to any other person or entity during the term of this Agreement. Additionally, Company shall not authorize or issue any other shares of stock of Company during the term of this Agreement.

          17. MISCELLANEOUS:

               (a) RECITALS: The recitals are hereby incorporated into and as part of this Agreement.

               (b) CAPTIONS: The captions or headings in this Agreement are for convenience only and shall not be deemed to explain, limit or amplify any term, provision or covenant hereof;

               (c) AMENDMENTS: This Agreement supersedes any and all prior agreements entered into between the parties in regard to the subject matter herein and renders such prior Agreements, null and void without any further binding effect; no amendment, modification or alteration of the terms hereof shall be binding unless the same is executed in writing by all parties.

               (d) BINDING EFFECT: The terms, provisions and covenants of this Agreement shall inure to the benefit of and be binding upon the party, its successors and permitted assigns and shall not benefit or create any right or cause of action in or on behalf of any other;

               (e) VALIDITY OF AGREEMENT: If any term, provision or covenant of this Agreement is found invalid, void or unenforceable, the remainder of the terms provisions and covenants shall remain in full force and effect and shall not in any way be affected, impaired or invalidated. Any court of competent jurisdiction so curtailing or limiting the validity or enforceability of any provision contained herein shall curtail or limit said provision to the extent necessary to permit compliance with the minimum legal requirements;


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               (f) CUMULATIVE RIGHTS: Each party shall have the right and power to avail itself of any of the remedies available under this instrument and the laws of the State of Illinois; any of which remedies may be exercised concurrently or successively with any other remedies;

               (g) NON-WAIVER OF RIGHTS: Failure to insist upon strict compliance with any of the terms, provisions or covenants of this Agreement shall not be deemed to be a waiver by such party of any such term, provision or covenant, nor shall any waiver nor relinquishment of any right or power under this Agreement at any time be deemed to be a waiver or relinquishment of such right or power at any other time;

               (h) FURTHER ACTS: Upon request by any party, the other parties hereto and each of them shall do such other and further acts and execute and deliver such other or further documents as may be reasonably requested to accomplish any and all of the purposes specified in this Agreement;

               (i) NOTICE TO PARTIES: Any notices provided for by this Agreement shall be made in writing and deemed receipted (1) upon the actual delivery of the notice into the hands of the parties entitled thereto, or (2) upon the mailing of the notice in the mail at the last known address of the party entitled thereto, certified mail, return receipt requested.

               (j) LAW: This Agreement shall be construed pursuant to the laws of the State of Illinois.

               (k) COUNTERPARTS: This Agreement is executed in ____ (__) counterparts, each of which shall be deemed an original but all of which shall together constitute and be deemed one and the same Agreement with one (1) copy being tendered to each of the Company, Trustee and Shareholders.


          IN WITNESS WHEREOF, the parties hereto have executed this instrument on the _____ day of May ___, 1999, in Chicago, Illinois.



TRUSTEE:                                 SUCCESSOR TRUSTEE:



By:  ____________________________        By:  ____________________________
     RALPH MAURO                              BRIAN G. BARRISH


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